UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2002

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Item 5.     Other Events

See the following press release, dated July 2, 2002, announcing Gerber Scientific, Inc. has completed the sale of Stereo Optical Company to Essilor International S.A.:

For Immediate Release:	Contact: Shawn M. Harrington
July 2, 2002	860-644-1551

GERBER SCIENTIFIC SELLS STEREO OPTICAL COMPANY TO ESSILOR

Gerber to Use Proceeds to Reduce Debt

SOUTH WINDSOR, CT - Gerber Scientific, Inc. (NYSE: GRB) today announced that it has completed the sale of Stereo Optical Company to Essilor International S.A. Stereo Optical, a wholly owned subsidiary of Gerber Coburn Optical, Inc. based in Chicago, IL, develops, manufactures and distributes vision screening equipment. Terms of the transaction were not disclosed.

"Our strategic review of Gerber Coburn's operations determined that Stereo Optical was not fundamental to our long-term development," said Marc T. Giles, President and Chief Executive Officer of Gerber Scientific, Inc. "We are pleased, however, that the business has been acquired by Essilor who already participates in the vision screening market. The proceeds from the sale will be applied to the reduction of Gerber Scientific debt," Giles added.

Gerber Coburn Optical, the world leader in ophthalmic lens processing systems, will continue to be focused on developing, manufacturing and distributing a wide range of fully integrated, computer-based laboratory production solutions to the ophthalmic market around the world said John Hancock, President of Gerber Coburn.

About Essilor International

Essilor International S.A. is the world leader in ophthalmic optical products, offering a wide range of lenses under the flagship Varilux®, Crizal®, Airwear® and Essilor® brands to correct myopia, hyperopia, presbyopia and astigmatism. Essilor operates worldwide through 18 production centers, 160 lens finishing laboratories and local distribution networks. The Essilor share trades on the Euronext Paris market (Euroclear code 12166; Reuters: ESSI.PA; Bloomberg: EF FP).

About Gerber Scientific, Inc.

Gerber Scientific, Inc. is the world's leading supplier of high technology automated manufacturing systems that enable mass customization in the sign making and specialty graphics, apparel and flexible materials, and optical lens processing industries. Headquartered in South Windsor, Connecticut, the Company operates through four wholly-owned subsidiaries: Gerber Scientific Products, Spandex PLC, Gerber Technology and Gerber Coburn Optical.

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward looking statements." The Private Securities Litigation Reform Act of

1995 provides a "safe harbor" for forward looking statements. These forward looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the Company's business, see the Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 2001, October 31, 2001, and January 31, 2002 and its Annual Report on Form 10-K for the year ended April 30, 2001, as filed with the Securities and Exchange Commission. The forward looking statements contained in this release are made as of the date of this release, and the Company assumes no obligation to update or revise any forward-looking statements contained in this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	July 2, 2002	By:	/s/ Shawn M. Harrington
Shawn M. Harrington Senior Vice President (Principal Financial and Accounting Officer)